ARMSTRONG ASSOCIATES, INC.

750 North St. Paul St.

Suite 1300

Dallas, Texas 75201

PROXY FOR SPECIAL MEETING OF SHAREHOLDERS

TO BE HELD ON                 , 2013

KNOW ALL PERSONS BY THESE PRESENTS that the undersigned appoints as proxies C. K. Lawson or Candace Bossay, and each of them (with power of substitution), to vote all the undersigned’s shares of common stock in Armstrong Associates, Inc. (“Armstrong”) at the Special Meeting of Shareholders to be held on                 , 2013, at                 , at                 , and any adjournments or postponements thereof (“Special Meeting”), with all the power the undersigned would have if personally present. Receipt of the Notice of Special Meeting of Shareholders and Proxy Statement is acknowledged by your execution of this proxy.

This proxy is being solicited on behalf of the Board of Directors of Armstrong Associates, Inc. This proxy, when properly executed, will be voted in the manner instructed by the undersigned. If no instruction is given, this proxy will be voted “FOR” the proposal set forth herein. This proxy also grants discretionary power to vote upon such other business as may properly come before the Special Meeting.

Your vote is important no matter how many shares you own. Please sign and date this proxy card in the space provided below and return it promptly in the enclosed envelope.

NOTE: Please sign this proxy exactly as your name appears on Armstrong’s records. Joint owners should each sign personally. Trustees and other fiduciaries should indicate the capacity in which they sign, and where more than one name appears, a majority must sign. If a corporation, this signature should be that of an authorized officer who should state his or her title.

Shareholder (please sign here)	Date

Joint owner (please sign here)	Date

TO VOTE, MARK BOXES BELOW IN BLUE OR BLACK INK AS FOLLOWS. Example: ■

THE BOARD OF DIRECTORS OF ARMSTRONG ASSOCIATES, INC. RECOMMENDS A VOTE FOR THE FOLLOWING:

	FOR	AGAINST	ABSTAIN

(1) To approve an Agreement and Plan of Reorganization and Dissolution between Armstrong Associates, Inc. (“Armstrong”) and LKCM Funds, on behalf of its series, LKCM Equity Fund, and the transactions contemplated thereby, including (1) the transfer of all the assets of Armstrong to, and the assumption of all the liabilities of Armstrong by, the LKCM Equity Fund in exchange solely for Institutional Class shares of the LKCM Equity Fund, (2) the distribution of those LKCM Equity Fund shares pro rata to shareholders of Armstrong, and (3) the dissolution of Armstrong.

	☐	☐	☐

(2) To transaction any other business that may properly come before the Special Meeting.	☐	☐	☐

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

PLEASE SIGN AND DATE THE REVERSE SIDE.